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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 2001, included in OneLink Inc.'s Form 10-KSB for the fiscal year ended December 31, 2000 and to all references to our firm included in this registration statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, MN September 13, 2001

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  Exhibit 23.1